EXHIBIT 10.1

2010 AMENDED AND RESTATED

HOOKER FURNITURE CORPORATION

SUPPLEMENTAL RETIREMENT INCOME PLAN

Effective as of
June 8, 2010

2010 AMENDED AND RESTATED
HOOKER FURNITURE CORPORATION
SUPPLEMENTAL RETIREMENT INCOME PLAN

Purpose

The Board of Directors of Hooker Furniture Corporation (the “Company”) has determined that the adoption of the 2010 Amended and Restated Hooker Furniture Corporation Supplemental Retirement Income Plan (the “Plan”) will assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to the Company’s continued progress.  The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described under sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan shall be administered and construed in a manner that is consistent with this intent.

The Plan was previously amended and restated, effective December 31, 2008 (the “Prior Plan”) to make certain modifications required by changes in tax law and to permit the Administrative Committee (as defined herein) to select individuals for participation in the Plan.  The Company now wishes to amend and restate the Prior Plan to further streamline the process by which the Administrative Committee may designate Company employees for participation in the Plan.

Article I
Definitions

As defined herein, the following phrases or terms shall have the indicated meanings:

1.1.           “Administrative Committee” means the Administrative Committee, consisting of at least three employees of the Company as appointed by the Board, which shall manage and administer the Plan in accordance with the provisions of Article X.

1.2.           “Affiliate” means any entity that is (i) a member of a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended (the “Code”), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C), of which the Company is a member according to Code Section 414(b); (ii) an unincorporated trade or business that is under common control with the Company, as determined according to Code Section 414(c); or (iii) a member of an affiliated service group of which the Company is a member according to Code Section 414(m).

1.3.           “Beneficiary” means the person, persons, entity, entities or the estate of a Participant entitled to receive a benefit under Section 3.6 of the Plan on account of the Participant’s death.

1.4.           “Board” means the Board of Directors of the Company.

1.5.           “Change in Control” means the date on which the Company at the time of the event experiences a change in ownership (as described in subsection (i)), or a change in effective control (as described in subsection (ii)):

(i)           any person or more than one person acting as a group acquires beneficial ownership of Company stock that, together with the Company stock already held by such person or group, represents more than 50 percent of the total voting power of the Company stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total voting power of the Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this subsection (i); or

(ii)           a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii).

For purposes of this Section 1.6, the term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions).  The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision).  Notwithstanding anything in this Section 2(e) to the contrary, an event which does not constitute a change in the ownership or a change in the effective control of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

1.6.           “Code” means the Internal Revenue Code of 1986, as amended.

1.7.           “Company” means Hooker Furniture Corporation, a Virginia corporation, and any successor thereto by merger, purchase or otherwise.

1.8.           “Compensation Committee” means the Compensation Committee of the Board.

1.9.           “Earnings” means the total base salary and bonuses paid by the Company and any Affiliate to the Participant.  For purposes of this definition, bonuses do not include any payment to a Participant to reimburse him in whole or in part for any tax liability or any other special nonrecurring payment.

1.10.           “Eligible Employee” means an employee of the Company or of an Affiliate who is a member of a select group of management or highly compensated employees of the Company, as described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

1.11.           “Effective Date” means June 8, 2010, the effective date of this amendment and restatement.

1.12.           “Executive Officer” means an executive officer as determined in accordance with the Company’s Compensation Committee Charter.

1.13.           “Final Average Monthly Earnings” means a Participant’s average monthly Earnings during the 60 consecutive calendar month period ending on the last day of the last full month immediately preceding or coinciding with the date on which the Participant’s employment with the Company or an Affiliate terminates.  Months completed prior to the Plan’s Effective Date shall be taken into account in computing a Participant’s Final Average Monthly Earnings.  In the event that a Participant does not have 60 consecutive full calendar months of employment with the Company or an Affiliate, the average shall be based on the Participant’s actual number of consecutive full calendar months of employment.

1.14.           “Normal Retirement Age” means the Participant’s 65th birthday.

1.15.           “Participant” means an Eligible Employee selected for participation in the Plan. An individual shall remain a Participant for so long as the individual is entitled to receive a vested Supplemental Benefit under the Plan.

1.16.           “Plan” means the 2010 Amended and Restated Hooker Furniture Corporation Supplemental Retirement Income Plan.

1.17.           “Section 409A” means Code Section 409A.

1.18.           “Separation from Service” means a “separation from service” as defined by Section 1.409A-1(h) of the Treasury Regulations promulgated under Section 409A (or any successor provision thereto).

1.19.           “Specified Percentage” means the percentage of a Participant’s Final Average Monthly Earnings ranging from twenty percent (20%) to forty (40%) in increments of five percent (5%), as determined by the Administrative Committee or Compensation Committee, as applicable.  The Specified Percentage of each Participant shall be set forth in the Participant’s SRIP Participation Agreement.  Notwithstanding the foregoing, the Compensation Committee in its sole discretion may increase a Participant’s Specified Percentage above forty percent (40%).

1.20.           “SRIP Participation Agreement” means the agreement approved by the Administrative Committee, or Compensation Committee in the case of an Executive Officer, evidencing an Eligible Employee’s participation in the Plan, his or her Specified Percentage and any other terms unique to his or her participation in the Plan.  Each Eligible Employee who is participating in the Plan as of the Effective Date shall be provided with a SRIP Participation Agreement that reflects his Specified Percentage as in effect immediately prior to the Effective Date (and any other terms unique to his participation in the Plan).

1.21.           “Supplemental Benefit” means the benefit described in Article III of the Plan.

1.22.           “Treasury Regulations” means the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as modified in Title 26 of The United States Code of Federal Regulations.  Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

Article II
Participation

2.1.           In General.  The Administrative Committee shall designate Eligible Employees who may participate in the Plan from time to time.  Once designated for participation in the Plan, an Eligible Employee shall receive a SRIP Participation Agreement and at that time shall become a Participant.  A Participant shall continue to participate in the Plan until such date as the Compensation Committee or Administrative Committee may declare that he is no longer a Participant.

2.2.           Compensation Committee Approval.  Notwithstanding the foregoing, in the event that an Eligible Employee selected for participation in the Plan is an Executive Officer, the Administrative Committee shall promptly provide written or electronic notification to the Chairman of the Compensation Committee of such designation.  Such Eligible Employee shall receive a SRIP Participation Agreement and commence participation in the Plan only after the Compensation Committee has approved such Eligible Employee’s participation in the Plan.  A Participant who is an Executive Officer shall continue to participate in the Plan until such date as the Compensation Committee may declare that he is no longer a Participant.

Article III
Amount and Payment of Benefits

3.1.           Supplemental Benefit for Participants.  A Participant’s Supplemental Benefit shall be a monthly retirement benefit equal to the Specified Percentage (as set forth in the Participant’s SRIP Participation Agreement) of the Participant’s Final Average Monthly Earnings, payable in a series of equal monthly payments for a period of one-hundred and eighty (180) months following the Participant’s Separation from Service with the Company or an Affiliate.  Notwithstanding the foregoing, the Compensation Committee must approve the Specified Percentage (or any change thereto) of any Participant who is an Executive Officer.

3.2.           Entitlement to Benefit.  Each Participant shall be entitled to receive the vested percentage of his Supplemental Benefit upon his Separation from Service with the Company or an Affiliate.  A Participant shall become vested in 75% of his Supplemental Benefit if he remains continuously employed with the Company or an Affiliate until his attainment of age 60, and shall become ratably vested in the remaining portion of his Supplemental Benefit if he remains in continuous employment according to the following vesting schedule:
Attained Age	Vested Percentage of the Supplemental Benefit
60	75%
61	80%
62	85%
63	90%
64	95%
65	100%

Notwithstanding the forgoing, the Compensation Committee may in its discretion designate that a Participant will be subject to a vesting schedule different from the schedule contained in this Section 3.2.  Any such designation of an alternative vesting schedule shall be described in the Participant’s SRIP Participation Agreement.

3.3.           Time of Payment.  The vested portion of the Participant’s Supplemental Benefit, if any, shall begin to be paid on the first day of the month following the Participant’s Separation from Service or as soon thereafter as is reasonably practicable, but no later than the fifteenth (15th) day of such month.

3.4.           Pre-Retirement Survivor Benefit.  If a Participant dies while employed by the Company and before commencement of payment of his vested Supplemental Benefit, the Participant’s Beneficiary shall be entitled to a death benefit equal to Participant’s vested Supplemental Benefit and payable in accordance with Sections 3.1, and as applicable, 3.2.

3.5.           Post-Retirement Survivor Benefit.  If a Participant dies after payment of his vested Supplemental Benefit has commenced, then the balance of any remaining payment of his vested Supplemental Benefit shall continue to be paid to his Beneficiary over the remaining period of such payments.

3.6.           Designation of Beneficiary.  A Participant may, at any time and in a manner determined by the Administrative Committee, designate a beneficiary and one or more contingent beneficiaries (which may include the Participant’s estate) to receive any Supplemental Benefit which may be payable under this Plan upon his death.  If the Participant does not designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries do not survive the Participant, such Supplemental Benefit shall be paid to the Participant’s estate.  A Participant may revoke or change any designation made under this Section 3.7 in a time and manner determined by the Administrative Committee.

3.7.           Change in Control.  Upon the occurrence of a Change in Control, each Participant who has not yet begun to receive payment of his Supplemental Benefit shall become fully vested in his Supplemental Benefit, and the present value of each such Participant’s Supplemental Benefit shall be paid in a single lump sum to the Participant (or his Beneficiary in the event of his death) within no later than fifteen (15) days following the Change in Control.  In addition, the present value of the unpaid balance of any Participant’s vested Supplemental Benefit for which payment commenced prior to the Change in Control shall be paid in a single lump sum to such Participant or his Beneficiary, as applicable, within no later than fifteen (15) days following the Change in Control.  For purposes of this Section 3.7, the present value of a Participant’s Supplemental Benefit shall be determined by applying a discount rate equal to the discount rate required to be applied for purposes of Code Section 280G and applicable Treasury Regulations thereunder, as in effect on the date of the Change in Control.

3.8.           Payment Delay for Specified Employees.  Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and Treasury Regulations and other guidance thereunder, no payment may be made by reason of the Participant’s Separation from Service before the date which is 6 months after the date of such Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Upon the expiration of the six-month deferral period referred to in the preceding sentence or the Participant’s death, all payments deferred pursuant to this Section 3.8 shall be paid to the Participant (or the Participant’s Beneficiary in the event of the Participant’s death) in a lump sum.  No interest shall be paid on the amounts for which payment is delayed pursuant to this Section 3.8.  The determination of whether a Participant is a “specified employee” for this purpose shall be made in accordance with Section 409A and Treasury Regulations thereunder and in accordance with guidelines adopted by the Company for such purposes.

Article IV
Guarantees

The Company has only a contractual obligation to make payments of the benefits described in Article III.  All benefits are to be satisfied solely out of the general corporate assets of  the Company, which shall remain subject to the claims of its creditors.  No assets of the Company will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan.  If the Company, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

Article V
Termination of Employment or Participation

5.1.           The Plan does not in any way limit the right of the Company or an Affiliate at any time and for any reason to terminate the Participant’s employment or terminate such Participant’s status as an Eligible Employee, or limit the right of the Compensation Committee or Administrative Committee, as applicable, pursuant to Article II to declare that a Participant shall no longer be a Participant.  In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company or an Affiliate and a Participant.

5.2.           A Participant who ceases to be an Eligible Employee, whose employment with the Company or an Affiliate is terminated or whom the Compensation Committee or Administrative Committee, as applicable, declares is no longer a Participant shall immediately cease to be a Participant under this Plan and shall be entitled to receive the vested portion of his accrued Supplemental Benefit, if any, subject to the provisions of Article III.  A Participant on an authorized leave of absence from the Company or an Affiliate shall not be deemed to have incurred a Separation from Service or to have lost his status as an Eligible Employee for the duration of such authorized leave of absence.  Any determination as to whether a Participant who is on an authorized leave of absence has incurred a Separation from Service shall be made in accordance with the applicable standards set forth in Section 409A.

5.3.           A Participant who ceases to be an employee of the Company or an Affiliate and who is subsequently reemployed by the Company or an Affiliate shall not accrue any additional benefits on account of such later service for periods in which he is not a Participant.

Article VI
Termination, Amendment or Modification of Plan

6.1.           Except as otherwise specifically provided, the Board reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time.

6.2.           Section 6.1 notwithstanding, no action to terminate, amend or modify the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.  Furthermore, no action to terminate, amend or modify the Plan may eliminate or reduce in any way the vested portion of the Participant’s accrued vested Supplemental Benefit.

6.3.           Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid.  If notice is to be given to the Company, such notice shall be addressed to its corporate offices; addressed to the attention of the Corporate Secretary.  If notice is to be given to a Participant, such notice shall be addressed to the Participant’s last known address.

Article VII
Other Benefits and Agreements

The benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program maintained by the Company or any Affiliate for their employees.  The Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company or an Affiliate in which a Participant is participating.

Article VIII
Restrictions on Transfer of Benefits

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.  If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Board, shall cease and terminate, and, in such event, the Board may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Board may deem proper.

Article IX
Claims Procedures

9.1.           Any claim by a Participant or Beneficiary (the “claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Administrative Committee.

9.2.           If the claim is denied in whole or in part, the claimant shall be furnished written notice of the denial of the claim within ninety (90) days after the Administrative Committee’s receipt of the claim, or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time.  If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial ninety (90) day period which explains the special circumstances requiring an extension of time and the day by which the Administrative Committee expects to render the benefit determination.   A written notice of denial of the claim shall contain the following information:

(a)           Specific reason or reasons for denial,

(b)	Specific reference to pertinent Plan provisions on which the denial is based,

(c)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and

(d)
A description of the Plan’s review procedures and the time limits applicable to the procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial upon review of the claim.

9.3.           The claimant may appeal the denial of a claim by submitting a written request for review to the Board, as the case may be, within sixty (60) days following the date the claimant received written notice of the denial of his or her claim.  The Board shall afford the claimant a full and fair review of the decision denying the claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination, and, if so requested, shall:

(a)	provide, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim, and

(b)	permit the claimant to submit written comments, documents, records and other information relating to the claim.

           9.4.           The decision on review by the Board shall be in writing and shall be issued within sixty (60) days following receipt of the request for review.  The period for decision may be extended to a date not later than one hundred twenty (120) days after such receipt if the Board determines that special circumstances require extension.  If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial sixty (60) day period which explains the special circumstances requiring an extension of time and the date by which the Board expects to render its decision on review.  The decision on review shall include:

(a)           Specific reason or reasons for the adverse determination,

(b)           references to the specific Plan provisions on which the
determination is based,

(c)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim, and

(d)	a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

9.5.           For purposes of this Article IX, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him.

Article X
Administration of the Plan

10.1.           The Plan shall be administered by the Administrative Committee.  Subject to the provisions of the Plan, the Administrative Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof.  Except as specifically provided in Article IX, the Administrative Committee’s interpretation and construction of any provision of the Plan shall be final and conclusive.

10.2.           The Company shall indemnify and save harmless each member of the Administrative Committee against any and all expenses and liabilities arising out of his membership on such Administrative Committee, excepting only expenses and liabilities arising out of his own willful misconduct.  Expenses against which a member of the Administrative Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof.  The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

10.3.           In addition to the powers hereinabove specified, the Administrative Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under Article III.

10.4.           To enable the Administrative Committee to perform its functions, the Company shall supply full and timely information to the Administrative Committee on all matters relating to the Earnings of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

Article XI
Miscellaneous

11.1.           The Plan shall be binding upon the Company and its successors and assigns (subject to the powers set forth in Article VI) and upon a Participant, his Beneficiary, and their respective assigns, heirs, executors and administrators.

11.2.           To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia without regard to the conflict of law provisions of any jurisdiction.

11.3.           Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

11.4.           All amounts payable under the Plan shall be reduced for the amounts required to be withheld pursuant to applicable federal, state or local withholding tax requirements or any similar provisions.  Notwithstanding the foregoing, the Company may, in its discretion, pay withholding taxes from other amounts payable by the Company to a Participant or Beneficiary to the extent such withholding taxes are due prior to the time that benefits are payable under the Plan.

11.5           It is intended that this Plan comply with Section 409A and any regulations, guidance and transition rules issued thereunder, and the Plan shall be interpreted and operated consistently with that intent.  If the Administrative Committee shall determine that any provisions of this Plan do not comply with the requirements of Section 409A, the Administrative Committee shall have the authority to amend the Plan to the extent necessary (including retroactively) in order to preserve compliance with said Section 409A.  The Administrative Committee shall also have the express discretionary authority to take such other actions as may be permissible to correct any failures to comply with Section 409A.

IN WITNESS WHEREOF, this instrument has been executed this 8th day of June, 2010.

HOOKER FURNITURE CORPORATION

By: /s/ E. Larry Ryder

Title: Executive Vice President - Finance and Administration and Chief Financial Officer

INITIAL AGREEMENT

2010 Amended and Restated Hooker Furniture Corporation

Supplemental Retirement Income Plan

Participation Agreement

This Participation Agreement for the 2010 Amended and Restated Hooker Furniture Corporation Supplemental Retirement Income Plan (the “SRIP Participation Agreement”) is entered into this ___ day of __________, 2010, by and between Hooker Furniture Corporation (the “Company”), a Virginia Corporation and [PARTICIPANT] (the “Participant”).

WHEREAS, the Participant is an “Eligible Employee” of the Company (as defined in the 2010 Amendment and Restatement of the Hooker Corporation Supplemental Retirement Income Plan (the “Plan”)) and has been selected to participate in the Plan; and

WHEREAS, the Company and the Participant have agreed to enter into this SRIP Participation Agreement pursuant to Section 2 of the Plan to establish certain rights and obligations of the parties.

NOW, THEREFORE, the parties agree as follows:

1.
Acceptance of the Plan.  The Participant accepts participation in the Plan, the terms of which are hereby fully incorporated by reference, and acknowledges receipt of a copy of the Plan and agrees to be bound by such Plan.  In the event of a conflict between the SRIP Participation Agreement and the Plan, the Plan shall control.  The Administrative Committee retains the absolute right to interpret the Plan and the SRIP Participation Agreement, and all decisions by the Administrative Committee on such interpretations shall be final and binding and shall not be subject to review.  Any capitalized terms used in this SRIP Participation Agreement shall have the same definitions set forth in the Plan.

2.	The Participant. The Participant’s full name, address, and social security number are as follows:

Name:
Address:

Telephone:
Social Security Number:

3.	Effective Date. The effective date for the Participant’s participation in the Plan shall be [DATE].

4.
Specified Percentage.  Pursuant to Section 3.1 of the Plan and subject to the provisions set forth herein and in the Plan, the Participant’s Specified Percentage shall be ______% effective as of the date first written above.

5.	[INSERT ANY OTHER SPECIAL TERMS]

Neither the Participant, nor any Beneficiary named under the Plan, may transfer, assign, anticipate, hypothecate, or otherwise encumber any part or all of the amounts payable under the Plan and this SRIP Participation Agreement, and any attempt to assign or transfer any benefit shall be null and void.

This SRIP Participation Agreement cannot be amended, altered, or modified, except by written instrument signed by the Company and the Participant or successors or assigns, and may not be terminated except with the written consent of the Company and the Participant.

IN WITNESS WHEREOF, the parties have executed this SRIP Participation Agreement on the date first written above.

HOOKER FURNITURE CORPORATION

By: ________________________

Title:________________________

PARTICIPANT
By: ________________________

REPLACEMENT AGREEMENT

2010 Amended and Restated Hooker Furniture Corporation

Supplemental Retirement Income Plan

Participation Agreement

This Participation Agreement for the 2010 Amended and Restated Hooker Furniture Corporation Supplemental Retirement Income Plan (the “SRIP Participation Agreement”) is entered into this ___ day of __________, 2010, by and between Hooker Furniture Corporation (the “Company”), a Virginia Corporation and [PARTICIPANT] (the “Participant”) (collectively, the “Parties”).

WHEREAS, the Participant is an “Eligible Employee” of the Company (as defined in the 2010 Amendment and Restatement of the Hooker Corporation Supplemental Retirement Income Plan (the “Plan”)) and has been selected to participate in the Plan;

WHEREAS, the Participant is currently participating in the Plan pursuant to a SRIP Participation Agreement previously entered into between the Company and the Participant and the Parties wish to supercede and replace such agreement with this SRIP Participation Agreement; and

WHEREAS, the Company and the Participant have agreed to enter into this SRIP Participation Agreement pursuant to Section 2 of the Plan to establish certain rights and obligations of the parties.

NOW, THEREFORE, the parties agree as follows:

1.
Acceptance of the Plan.  The Participant accepts participation in the Plan, the terms of which are hereby fully incorporated by reference, and acknowledges receipt of a copy of the Plan and agrees to be bound by such Plan.  In the event of a conflict between the SRIP Participation Agreement and the Plan, the Plan shall control.  The Administrative Committee retains the absolute right to interpret the Plan and the SRIP Participation Agreement, and all decisions by the Administrative Committee on such interpretations shall be final and binding and shall not be subject to review.  Any capitalized terms used in this SRIP Participation Agreement shall have the same definitions set forth in the Plan.

2.	The Participant. The Participant’s full name, address, and social security number are as follows:

Name:
Address:

Telephone:
Social Security Number:

3.	Effective Date. The effective date for the Participant’s participation in the Plan shall be [DATE].

4.
Specified Percentage.  Pursuant to Section 3.1 of the Plan and subject to the provisions set forth herein and in the Plan, the Participant’s Specified Percentage shall be ______% effective as of the date first written above.

5.	[INSERT ANY OTHER SPECIAL TERMS]

Neither the Participant, nor any Beneficiary named under the Plan, may transfer, assign, anticipate, hypothecate, or otherwise encumber any part or all of the amounts payable under the Plan and this SRIP Participation Agreement, and any attempt to assign or transfer any benefit shall be null and void.

This SRIP Participation Agreement cannot be amended, altered, or modified, except by written instrument signed by the Company and the Participant or successors or assigns, and may not be terminated except with the written consent of the Company and the Participant.

This SRIP Participation Agreement supercedes and replaces and SRIP Participation Agreement previously entered into between the Company and the Participant.

IN WITNESS WHEREOF, the parties have executed this SRIP Participation Agreement on the date first written above.

HOOKER FURNITURE CORPORATION

By: ________________________

Title:________________________

PARTICIPANT
By: ________________________